                                                                   EXHIBIT 10.12

                                AMENDMENT NO. 1
                 TO THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                FOR TOP EXECUTIVES OF DRESSER INDUSTRIES, INC.,
                AS AMENDED BY RESTATEMENT EFFECTIVE MAY 1, 1992

1. Effective August 1, 1993, the name of the Plan shall be changed from the "Supplemental Executive Retirement Plan for Top Executives of Dresser Industries, Inc." to the "Supplemental Executive Retirement Plan of Dresser Industries, Inc."

2. Effective May 1, 1993, Section 3.1, Eligibility, is amended by adding a new sentence at the end of such Section, to read as follows:

     "Furthermore, an employee of the Company who has been an employee of a Dresser joint venture company shall be covered for purposes of protecting pension benefits to the extent provided in Section 4.3."

3. Effective May 1, 1993, Section 4.3, Restoration of Benefits Lost Due to Transfer to a Joint Venture Company, is amended by adding a new sentence at the end of the first paragraph of such Section, to read as follows:

     "This Plan shall also pay such additional benefit to an employee of the Company who does not meet the eligibility requirements of Section 3.1 at the time of transfer to a joint venture company but who subsequently transfers back to Dresser in a position described in Section 3.1, provided such employee meets the other eligibility requirements of Section 3.1 for a benefit under this Section 4.3."